UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

May 1, 2012

Date of Report (Date of earliest event reported)

Archipelago Learning, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34555	27-0767387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3232 McKinney Avenue, Suite 400 Dallas, Texas	75204
(Address of principal executive offices)	(Zip Code)

(800) 419-3191

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Entry into a Material Definitive Agreement

On May 1, 2012, Archipelago Learning, LLC, a wholly owned subsidiary of Archipelago Learning, Inc. (the “Company”) through which the Company conducts its operations, amended and restated its employment agreement with Ray Lowrey, the Company’s Senior Technology Consultant and former Executive Vice President and Chief Technology Officer. Pursuant to the terms of the amendment, Mr. Lowrey’s base salary was reduced to $300,000 to account for his new position as Senior Technology Consultant. Payments to Mr. Lowrey upon termination were amended to be based on an amount of $345,985, rather than his base salary as set forth in the agreement. The term of the amended and restated employment agreement will end on September 30, 2012, subject to earlier termination in accordance with the agreement.

Item 9.01     Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

10.l	Amended and Restated Employment Agreement, dated as of May 1, 2012, between Archipelago Learning, LLC and Ray Lowrey

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHIPELAGO LEARNING, INC.

/s/ Mark Dubrow
Name:	Mark Dubrow
Title:	Chief Financial Officer

Date: May 11, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Amended and Restated Employment Agreement, dated as of May 1, 2012, between Archipelago Learning, LLC and Ray Lowrey